Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 18, 2021, relating to the financial statements of PainReform Ltd. appearing in the annual report on Form 20-F of PainReform Ltd. for the year ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
September 3, 2021